                                                                   EXHIBIT 99

            UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma financial information combines the historical consolidated balance sheets and statements of income of Puget Sound Power and Light Company ("Puget") and Washington Energy Company ("WECo") after giving effect to the merger. The unaudited pro forma condensed balance sheet gives effect to the merger as if it had occurred at the balance sheet date. The unaudited pro forma condensed statements of income for the nine months and twelve months ended September 30, 1996, give effect to the merger as if it had occurred on October 1, 1995. These statements are prepared on the basis of accounting for the merger as a pooling-of-interests and are based on the assumptions set forth in the notes thereto. The following pro forma financial information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of Puget, WECo and Washington Natural Gas Company ("WNG"), a wholly-owned subsidiary of WECo. The following information is not necessarily indicative of the operating results or financial position that would have occurred had the merger been consummated on the date, or at the beginning of the periods, for which the merger is being given effect, nor is it necessarily indicative of future operating results or financial position.

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EXHIBIT 99
PAGE 2

PUGET SOUND ENERGY
PRO FORMA CONDENSED BALANCE SHEET
AT SEPTEMBER 30 1996
                                                      (Thousands of dollars)
                                                            (unaudited)

                                                                                  Pro Forma
                                                        Puget (1)    WECo (1)      Combined
                                                       ----------   ----------   ----------
ASSETS
Property, Plant and Equipment:
  Utility plant                                        $3,465,960   $1,129,849   $4,595,809
Accumulated provisions for depreciation
    and amortization                                    1,171,428      293,979    1,465,407
                                                        ---------    ---------    ---------
    Net property, plant and equipment                   2,294,532      835,870    3,130,402
                                                        ---------    ---------    ---------
Other Property and Investments:
  Investment in Bonneville Exchange Power Contract         88,678           --       88,678
  Investment in and advances to subsidiaries              105,776           --      105,776
  Investment in unconsolidated affiliate                       --       69,352       69,352
  Other                                                    12,979        5,270       18,249
                                                        ---------    ---------    ---------
    Total other property and investments                  207,433       74,622      282,055
                                                        ---------    ---------    ---------
Current Assets:
  Cash                                                      2,466          599        3,065
  Accounts receivable                                      96,173       11,714      107,887
  Estimated unbilled revenue                               59,872       12,199       72,071
  PRAM accrued revenues                                    61,451           --       61,451
  Materials and supplies, at average cost                  37,904       24,955       62,859
  Prepayments and other                                     5,356       13,509       18,865
                                                        ---------    ---------    ---------
    Total current assets                                  263,222       62,976      326,198
                                                        ---------    ---------    ---------
Long-Term Assets:
  Regulatory asset for deferred income taxes              236,781       19,353      256,134
  Unamortized energy conservation charges                  40,193           --       40,193
  Other                                                   117,748       41,615      159,363
                                                        ---------    ---------    ---------
    Total long-term assets                                394,722       60,968      455,690
                                                        ---------    ---------    ---------
      TOTAL ASSETS                                     $3,159,909   $1,034,436   $4,194,345
                                                        =========    =========    =========

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

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EXHIBIT 99
PAGE 3

PUGET SOUND ENERGY
PROFORMA CONDENSED BALANCE SHEET
AT SEPTEMBER 30, 1996
                                                               (Thousands of dollars)
                                                                    (unaudited)

                                                                                Pro Forma
                                                        Puget (1)    WECo (1)    Combined
                                                       ----------   ----------   ----------
CAPITALIZATION AND LIABILITIES
Capitalization:
  Common stock and additional paid-in capital (4)      $  965,372   $  326,650   $1,292,022
  Earnings reinvested (Accumulated deficit)               199,560     (127,299)      72,261
  Preferred stock not subject to mandatory redemption     125,000       90,000      215,000
  Preferred stock subject to mandatory redemption          87,840           --       87,840
  Long-term debt                                          920,549      344,920    1,265,469
                                                        ---------    ---------    ---------
    Total capitalization                                2,298,321      634,271    2,932,592
                                                        ---------    ---------    ---------
Current Liabilities:
  Accounts payable                                         49,798       21,891       71,689
  Short-term debt                                         121,305      177,709      299,014
  Current maturities of long-term debt                      8,000          140        8,140
  Accrued taxes                                            85,459       14,202       99,661
  Other                                                    17,243       73,185       90,428
                                                        ---------    ---------    ---------
    Total current liabilities                             281,805      287,127      568,932
                                                        ---------    ---------    ---------
Deferred Taxes:
  Deferred income taxes                                   493,707       75,119      568,826
  Deferred investment credits                                  --        8,479        8,479
                                                        ---------    ---------    ---------
    Total deferred taxes                                  493,707       83,598      577,305
                                                        ---------    ---------    ---------
Other Deferred Credits:
  Customer advances for construction                       21,548        5,334       26,882
  Other                                                    64,528       24,106       88,634
                                                        ---------    ---------    ---------
    Total other deferred credits                           86,076       29,440      115,516
                                                        ---------    ---------    ---------
      TOTAL CAPITALIZATION AND LIABILITIES             $3,159,909   $1,034,436   $4,194,345
                                                        =========    =========    =========

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

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
EXHIBIT 99
PAGE 4

PUGET SOUND ENERGY
PRO FORMA CONDENSED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                                      (Thousands, except per share amounts)
                                                                   (unaudited)

                                                                                 Pro Forma
                                                        Puget (1)    WECo (1)   Combined(5)
                                                       ----------   ----------  -----------
OPERATING REVENUES                                       $841,208     $298,216   $1,139,424

OPERATING EXPENSES:
  Purchased and interchanged power and gas purchases      300,227      121,942      422,169
  Other operating expenses and maintenance                180,032       62,339      242,371
  Depreciation, and amortization                           81,919       26,727      108,646
  Taxes other than federal income taxes                    84,664       27,778      112,442
  Federal income taxes                                     56,776        9,744       66,520
                                                          -------      -------      -------
    Total operating expenses                              703,618      248,530      952,148
                                                          -------      -------      -------
OPERATING INCOME                                          137,590       49,686      187,276
                                                          -------      -------      -------
OTHER INCOME (EXPENSE):
  Preferred dividend requirement - WNG (6 )                    --       (5,265)          --
  Other - net of taxes                                      8,020          702        8,722
                                                          -------      -------      -------
    Total other income (expense)                            8,020       (4,563)       8,722
                                                          -------      -------      -------
INCOME BEFORE INTEREST CHARGES                            145,610       45,123      195,998
INTEREST CHARGES                                           57,438       30,565       88,003
                                                          -------      -------      -------
INCOME FROM CONTINUING OPERATIONS BEFORE
  PREFERRED DIVIDENDS                                      88,172       14,558      107,995
LESS:  PREFERRED STOCK DIVIDEND ACCRUALS                   11,337           --       16,602
                                                          -------      -------      -------
INCOME FOR COMMON STOCK (2)                              $ 76,835     $ 14,558     $ 91,393
                                                          =======      =======      =======
COMMON SHARES OUTSTANDING WEIGHTED AVERAGE (3)             63,641       24,193       84,447
EARNINGS PER SHARE (2)                                      $1.21        $0.60        $1.08

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

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
EXHIBIT 99
PAGE 5

PUGET SOUND ENERGY
PRO FORMA CONDENSED STATEMENT OF INCOME
FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1996
                                                      (Thousands, except per share amounts)
                                                                     (unaudited)

                                                                                 Pro Forma
                                                        Puget (1)     WECo(1)   Combined(5)
                                                       ----------   ----------  -----------
OPERATING REVENUES                                     $1,172,017     $425,711   $1,597,728

OPERATING EXPENSES:
  Purchased and interchanged power and gas purchases      416,443      177,719      594,162
  Other operating expenses and maintenance                245,993       85,689      331,682
  Depreciation, depletion and amortization                108,710       35,777      144,487
  Taxes other than federal income taxes                   113,176       39,308      152,484
  Federal income taxes                                     85,815       15,232      101,047
                                                        ---------    ---------    ---------
    Total operating expenses                              970,137      353,725    1,323,862
                                                        ---------    ---------    ---------
OPERATING INCOME                                          201,880       71,986      273,866
                                                        ---------    ---------    ---------
OTHER INCOME (EXPENSE):
  Preferred dividend requirement - WNG (6)                     --       (7,020)          --
  Other - net of taxes                                      9,169        1,150       10,319
                                                        ---------    ---------    ---------
    Total other income (expense)                            9,169       (5,870)      10,319
                                                        ---------    ---------    ---------
INCOME BEFORE INTEREST CHARGES                            211,049       66,116      284,185
INTEREST CHARGES                                           77,786       41,156      118,942
                                                        ---------    ---------    ---------
INCOME FROM CONTINUING OPERATIONS BEFORE
  PREFERRED DIVIDENDS                                     133,263       24,960      165,243
LESS: PREFERRED STOCK DIVIDEND ACCRUALS                    15,139           --       22,159
                                                        ---------    ---------    ---------
INCOME FOR COMMON STOCK (2)                            $  118,124     $ 24,960     $143,084
                                                        =========    =========    =========
COMMON SHARES OUTSTANDING WEIGHTED AVERAGE (3)             63,641       24,159       84,418
EARNINGS PER SHARE (2)                                      $1.86        $1.03        $1.69

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

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EXHIBIT 99
PAGE 6


          NOTES TO UNAUDITED PROFORMA CONDENSED FINANCIAL STATEMENTS

(1) Puget's fiscal year ends on December 31. WECo's fiscal year ends on September 30. The pro forma financial data for the nine months and twelve months ended September 30, 1996 are the results of nine months and twelve months ended September 30, 1996 for Puget and WECo.

(2) Income for Common Stock and Earnings Per Share are based on income from continuing operations after preferred dividend requirements.

(3) The Pro Forma Condensed Financial Statements reflect the conversion of each share of WECo common stock outstanding into .860 share of Puget Sound Energy common stock and the issuance of Puget Sound Energy preferred stock for WNG preferred stock. The Pro Forma Condensed Financial Statements are presented as if the merger had been consummated prior to the periods presented.

(4) The number of shares of common stock outstanding, by company, were as follows:

                               Puget         WECo      Pro Forma
                             ----------   ----------   ----------
     at September 30, 1996   63,641,000   24,268,000   84,511,000

(5) The Pro Forma Financial Statements do not reflect the $370 million net cost savings estimated to be achieved in the ten-year period following consummation of the merger. The terms and conditions under which the Washington Utilities and Transportation Commission may approve the merger are unknown.

(6) Assumes WNG preferred stock has been exchanged for Puget Sound Energy preferred stock. In the Pro Forma Condensed Statements of Income, these dividend requirements are included in "Preferred Stock Dividend Accruals."